Exhibit 99.1

Immunome Reports First Quarter 2021 Financial Results

- IMM-BCP-01: Selected antibody cocktail demonstrating neutralization of CDC SARS-CoV-2 “variants of concern” in preclinical testing, progressing towards IND filing -

- IMM-ONC-01: Advanced proprietary antibody against IL-38, a novel innate immune checkpoint, into IND-enabling studies -

- Dennis Giesing, Ph.D. appointed as Chief Development Officer and Corleen Roche appointed as Chief Financial Officer -

- Raised $27 million in gross proceeds in a private placement -

Exton, Pa., May 12, 2021 – Immunome, Inc. (Nasdaq: IMNM), a biopharmaceutical company that utilizes its human memory B cell discovery engine platform to discover and develop first-in-class antibody therapeutics, today reported financial results for the first quarter ended March 31, 2021 and provided a corporate update.

First Quarter and Subsequent Highlights

•	IMM-BCP-001: In February 2021, Immunome announced that it discovered antibodies capable of neutralizing multiple SARS-CoV-2 variants, including the South African Variant, in pseudovirus testing. In April 2021, the company announced antibody selection for its IMM-BCP-01 cocktail and shared data showing that IMM-BCP-01 neutralizes CDC SARS-CoV-2 "Variants of Concern" in preclinical testing. The cocktail was efficacious in Syrian hamsters infected with SARS-CoV-2 (USA-WA1/2020) in both prophylactic and treatment schedules. Further, the cocktail neutralized South Africa and UK variants in live virus testing and Brazil and California variants in pseudovirus testing. An Investigational New Drug (IND) filing for IMM-BCP-001 is planned for late 2Q/early 3Q 2021.

•	IMM-ONC-001: In March 2021, Immunome announced its proprietary antibody against IL-38 advanced into IND-enabling studies. Based on Immunome’s research findings, IL-38 functions as a novel innate immune checkpoint that inhibits infiltration and pro-inflammatory activity of innate immune cells. The company’s analysis also suggests that IL-38 is over-expressed in certain tumors and is potentially linked to reduced infiltration of innate immune cells. Immunome anticipates filing an IND for this product candidate in 2H 2021.

•	Appointed Dr. Dennis Giesing as Chief Development Officer and Corleen Roche as Chief Financial Officer. In March 2021, the company announced the appointment of Dennis Giesing, Ph.D. to the role of Chief Development Officer. Dr. Giesing brings more than 35 years of pharmaceutical industry experience to Immunome and will be responsible for driving Immunome’s programs into clinical development. In April 2021, Immunome announced that it appointed Corleen Roche as its Chief Financial Officer. Ms. Roche is a highly accomplished CFO with over 30 years of industry experience to lead the company’s finance and corporate strategy functions.

•	Completed a $27 million private placement. In April 2021, the company announced a private placement of its common stock for gross proceeds to Immunome of approximately $27 million, before deducting placement agent commissions and other offering expenses. The company currently expects the proceeds from this private placement, together with its cash on hand, will be sufficient to fund its operations through fiscal year 2022.

“I am thrilled with the significant progress that Immunome has made in the development of our product pipeline,” said Purnanand Sarma, Ph.D., President and CEO of Immunome. “We are excited to welcome Dr. Giesing and Ms. Roche to the Immunome team as we move towards becoming a clinical stage biopharmaceutical company.”

Financial Highlights

•	Research and development (R&D) expenses: R&D expenses for the three months ended March 31, 2021 were $2.0 million.

•	General and administrative (G&A) expenses: G&A expenses for the three months ended March 31, 2021 were $1.9 million.

•	Net loss: Net loss for the three months ended 2021 was $3.9 million.

•	Cash and cash equivalents: As of March 31, 2021, cash and cash equivalents totaled $36.3 million (excluding $27.0 million in proceeds from the private placement in April 2021).

About Immunome

Immunome is a biopharmaceutical company that utilizes its proprietary human memory B cell platform to discover and develop first-in-class antibody therapeutics that are designed to change the way diseases are treated. The company’s initial focus is on developing therapeutics to treat oncology and infectious diseases, including COVID-19. Immunome’s proprietary discovery engine identifies novel therapeutic antibodies and their targets by leveraging the highly educated components of the immune system, memory B cells, from patients whose bodies have learned to fight off their disease. For more information, please visit www.immunome.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding Immunome’s beliefs and expectations regarding the advancement of its oncology and COVID-19 therapeutic antibody programs, execution of its clinical and strategic plans, anticipated upcoming milestones for IMM-BCP-01 and IMM-ONC-01, including expectations regarding therapeutic potential and benefits thereof, and IND filings. Forward-looking statements may be identified by the words “anticipate,” believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “could,” “should,” “seek,” “potential” and similar expressions. Forward-looking statements are based on Immunome’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: the impact of the COVID-19 pandemic on Immunome’s business, operations, strategy, goals and anticipated milestones; Immunome’s ability to execute on its strategy including with respect to the timing of its R&D efforts, IND filings, initiation of clinical studies and other anticipated milestones; the timing and effectiveness of any antibody therapeutics which may be developed by Immunome; Immunome’s ability to fund operations as anticipated; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Immunome’s Form 10-K filed with the United States Securities and Exchange Commission (SEC) on March 25, 2021, and elsewhere in Immunome’s filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Immunome undertakes no duty to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Immunome Contact

Corleen Roche

Chief Financial Officer

Immunome, Inc.

investors@immunome.com

Investor Contact

Laurence Watts

Managing Director

Gilmartin, LLC

laurence@gilmartinir.com

Immunome Media Contact

Megan McGrath or Nick Chang

MacDougall

781-235-3060

mmcgrath@macbiocom.com or nchang@macbiocom.com

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IMMUNOME, INC.

Condensed Statements of Operations

(Unaudited; In thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Operating expenses:
Research and development	$1,979	$2,115
General and administrative	1,918	540
Total operating expenses	3,897	2,655
Loss from operations	(3,897)	(2,655)
Interest expense, net	(1)	(22)
Net loss	$(3,898)	$(2,677)
Per share information:
Net loss per share of common stock, basic and diluted	$(0.37)	$(2.44)
Weighted-average common shares outstanding, basic and diluted	10,640,870	1,099,270

IMMUNOME, INC.

Condensed Balance Sheets

(Unaudited; In thousands, except share data)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash	$36,276	$39,766
Prepaid expenses and other current assets	4,831	3,128
Total current assets	41,107	42,894
Property and equipment, net	1,386	1,531
Restricted cash	100	100
Total assets	$42,593	$44,525
Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$366	$366
Equipment loan payable	78	113
Accounts payable	2,958	1,187
Accrued expenses and other current liabilities	1,169	1,372
Total current liabilities	4,571	3,038
Long-term debt, net of current portion	134	134
Deferred rent	5	8
Total liabilities	4,710	3,180
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	96,174	95,738
Accumulated deficit	(58,292)	(54,394)
Total stockholders’ equity	37,883	41,345
Total liabilities and stockholders’ equity	$42,593	$44,525